UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2006

HELIX BIOMEDIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117

(State or other jurisdiction	(Commission File Number)	(IRS Employer

of incorporation or organization)		Identification No.)
22122 20th Avenue S.E., Suite 148
Bothell, Washington 98021
(425) 402-8400
(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 16, 2006, the Board of Directors of Helix BioMedix, Inc. (the “Company”), in accordance with the Company’s established director compensation policy, granted to each of the following individuals non-qualified stock options pursuant to the Company’s 2000 Stock Option Plan at an exercise price equal to the closing price of the Company’s Common Stock on the effective date of grant, which options vest ratably on a quarterly basis over one year:

Number of Shares
Name	Subject to Options
Randall L-W. Caudill	15,000
Richard M. Cohen*	25,000
John C. Fiddes	15,000
Jeffery A. Miller	15,000
George A. Murray	15,000
Barry L. Seidman	15,000
Daniel O. Wilds	15,000

*	The stock option grant to Mr. Cohen was made in connection with his election to the Company’s Board of Directors in December 2005.
Item 8.01 Other Events.
On February 16, 2006, the Company’s Board of Directors appointed Richard M. Cohen and John C. Fiddes to the Compensation Committee of the Board of Directors.
On February 16, 2006, the Company’s Board of Directors, in connection with services rendered to the Company by members of the Company’s Scientific Advisory Board, ratified the grant to each of the following individuals of non-qualified stock options pursuant to the Company’s 2000 Stock Option Plan at an exercise price equal to the closing price of the Company’s Common Stock on the effective date of grant, which options vest ratably on a quarterly basis over three years:

Number of Shares
Name	Subject to Options
Dr. Arnold Smith	15,000
Robin Cooper, Ph.D	30,000
Robert Hancock, Ph.D	30,000
William Baker, Ph.D	30,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: February 22, 2006	By:	/s/ R. Stephen Beatty

R. Stephen Beatty President and Chief Executive Officer